Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Li Bang International Corporation Inc. of our report dated January 27, 2022 with respect to our audits of the consolidated financial statements of Li Bang International Corporation Inc. as of and for the two years ended June 30, 2021 and 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 27, 2022